AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 2002
                                                     REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM F-10
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            THE TORONTO-DOMINION BANK
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              CANADA                                 6029                            13-5640479
(PROVINCE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION NO.,
  INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)              IF APPLICABLE)

                           TORONTO DOMINION BANK TOWER
                             TORONTO DOMINION CENTRE
                        TORONTO, ONTARIO M5K 1A2, CANADA
                                 (416) 982-8222
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 VICTOR HUEBNER
                            The Toronto-Dominion Bank
                               31 West 52nd Street
                          New York, New York 10019-6101
                                 (212) 827-7540
 (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE IN THE UNITED STATES)

                                   ----------

                                   COPIES TO:

       CHRISTOPHER A. MONTAGUE, ESQ.                    LEE MEYERSON, ESQ.
 Executive Vice President, General Counsel          Simpson Thacher & Bartlett
               and Secretary                           425 Lexington Avenue
         The Toronto-Dominion Bank                      New York, NY 10017
        Toronto Dominion Bank Tower                       (212) 455-2000
          Toronto Dominion Centre
      Toronto, Ontario M5K 1A2, Canada
               (416) 308-6963

                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                           PROVINCE OF ONTARIO, CANADA
                (PRINCIPAL JURISDICTION REGULATING THIS OFFERING)

It is proposed that this filing shall become effective (check appropriate box below):
A. /X/ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the
         United States and Canada).
B.   / / at some future date (check appropriate box below)
     1. / / pursuant to Rule 467(b) on _____ at _____ (designate a time not sooner than seven calendar days after filing).
     2. / / pursuant to Rule 467(b) on _____ at _____ (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has
              issued a receipt or notification of clearance on            .
     3. / / pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
     4. / / after the filing of the next amendment to this Form (if preliminary material is being filed).

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.

                                   ----------

                         CALCULATION OF REGISTRATION FEE

          Title of each class                        Proposed maximum aggregate
     of securities to be registered                     offering price(1)(2)         Amount of registration fee
---------------------------------------------------------------------------------------------------------------
Debt Securities (subordinated indebtedness)         U.S.$200,000,000               U.S.$18,400

Common Shares

Class A Preferred Shares
---------------------------------------------------------------------------------------------------------------

     (1) There is being registered hereunder an indeterminate number of securities of The Toronto-Dominion Bank (the "Registrant") as from time to time may be issued at prices determined at the time of issuance.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed U.S.$200,000,000 (based on the noon rate for U.S. dollars as reported by the Federal Reserve Bank of New York on December 13, 2002 of U.S.$1.00=Cdn.$1.5603).

================================================================================

                                     PART I

              INFORMATION TO BE DELIVERED TO OFFEREES OR PURCHASERS

NEW ISSUE                                                     December 16, 2002

                        SHORT FORM BASE SHELF PROSPECTUS

                        [THE TORONTO-DOMINION BANK LOGO]

                           (A CANADIAN CHARTERED BANK)

                                U.S.$200,000,000
                   DEBT SECURITIES (SUBORDINATED INDEBTEDNESS)
                                  COMMON SHARES
                         CLASS A FIRST PREFERRED SHARES

     The Toronto-Dominion Bank (the "Bank") may from time to time offer and issue the following securities: (i) unsecured debt securities ("Debt Securities"); (ii) common shares ("Common Shares"); and (iii) Class A First Preferred Shares ("Preferred Shares"). The Debt Securities, Common Shares and Preferred Shares (collectively, the "Securities") offered hereby may be offered separately or together, in amounts, at prices and on terms to be set forth in an accompanying shelf prospectus supplement (a "Prospectus Supplement"). All shelf information omitted from this short form base shelf prospectus (the "Prospectus") will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. The Bank may sell up to U.S.$200,000,000 in aggregate initial offering price of Securities (or the U.S. dollar equivalent thereof if any of the Securities are denominated in a foreign currency or currency unit) in the United States during the 25 month period that this Prospectus, including any amendments thereto, remains valid. All currency amounts in this Prospectus are stated in Canadian dollars, unless otherwise indicated.

     The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the option of the Bank or the holder, any exchange or conversion terms and any other specific terms; (ii) in the case of Common Shares, the number of shares and offering price; and (iii) in the case of Preferred Shares, the designation of the particular series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Bank or the holder, any exchange or conversion terms and any other specific terms.

     The outstanding Common Shares are currently listed on the Toronto, New York, London and Tokyo stock exchanges and the outstanding Preferred Shares Series G, H, J, K and L are listed on the Toronto Stock Exchange. Unless otherwise specified in the applicable Prospectus Supplement, it is the Bank's intention to list any Common Shares or Preferred Shares offered hereby on the Toronto Stock Exchange, and in the case of Common Shares, also on the New York, London and Tokyo stock exchanges.

     The Securities may be sold through underwriters or dealers purchasing as principals, through agents designated by the Bank (such underwriters, dealers and agents are collectively referred to in this Prospectus as "Investment Dealers" and individually as an "Investment Dealer") or by the Bank directly pursuant to applicable statutory exemptions, from time to time. See "Plan of Distribution". Each Prospectus Supplement will identify each Investment Dealer engaged in connection with the offering and sale of those Securities to which the Prospectus Supplement relates, and will also set forth the terms of the offering of such Securities including the net proceeds to the Bank and, to the extent applicable, any fees payable to the Investment Dealers. The offerings are subject to approval of certain legal matters on behalf of the Bank by McCarthy Tetrault LLP and Simpson Thacher & Bartlett.

     THE DEBT SECURITIES WILL BE DIRECT UNSECURED OBLIGATIONS OF THE BANK CONSTITUTING SUBORDINATED INDEBTEDNESS FOR THE PURPOSES OF THE BANK ACT (CANADA) (THE "BANK ACT") AND WILL NOT CONSTITUTE DEPOSITS THAT ARE INSURED UNDER THE CANADA DEPOSIT INSURANCE CORPORATION ACT (CANADA) OR BY THE U.S. FEDERAL DEPOSIT INSURANCE CORPORATION.

     This offering is made by a foreign issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that such requirements are different from those of the United States. Financials statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

     Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United Sates may not be described fully herein.

     The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Bank is organized under the laws of Canada, that most of its officers and directors, and some of the experts named in this Prospectus, may be residents of Canada and that most of the assets of the Bank and of such persons may be located outside the United States.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                            PAGE
FORWARD-LOOKING STATEMENTS...............................................   3
DOCUMENTS INCORPORATED BY REFERENCE......................................   3
AVAILABLE INFORMATION....................................................   5
THE TORONTO-DOMINION BANK................................................   5
DESCRIPTION OF THE DEBT SECURITIES.......................................   6
DESCRIPTION OF COMMON SHARES.............................................   7
DESCRIPTION OF PREFERRED SHARES..........................................   8
BOOK-ENTRY ONLY SECURITIES...............................................   9
BANK ACT RESTRICTIONS AND RESTRICTIONS ON PAYMENT OF DIVIDENDS...........   11
EARNINGS COVERAGE........................................................   11
PLAN OF DISTRIBUTION.....................................................   12
RISK FACTORS.............................................................   13
USE OF PROCEEDS..........................................................   13
LEGAL MATTERS............................................................   13
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT....................   13


                           FORWARD-LOOKING STATEMENTS

     This Prospectus, including those documents incorporated by reference, may contain forward-looking statements, including statements regarding the business and anticipated financial performance of the Bank. These statements, which are made pursuant to the "safe harbour" provisions of the U.S. PRIVATE SECURITIES REFORM ACT OF 1995, are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements. Some of the factors that could cause such differences include legislative or regulatory developments, competition, technological change, global capital market activity, changes in interest rates, changes in government and economic policy, inflation and general economic conditions in geographic areas where the Bank operates. These and other factors should be considered carefully and undue reliance should not be placed on the Bank's forward-looking statements. The Bank does not undertake to update any forward-looking statements. See "Risk Factors".

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents with respect to the Bank, filed with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference in and form an integral part of this Prospectus:

     (a) the Bank's Annual Information Form dated February 26, 2002 which incorporates by reference the Bank's:

          (i) Annual Report to Shareholders (the "Annual Report") for the year ended October 31, 2001 which includes comparative consolidated audited financial statements and the auditors' report thereon and Management's Discussion and Analysis of Operating Performance; and

          (ii) Management Proxy Circular dated as of January 28, 2002 (excluding those portions which, pursuant to National Instrument 44-101 of the Canadian Securities Administrators, are not required to be incorporated by reference herein);

     (b) the Bank's Third Quarter 2002 Report to Shareholders for the nine months ended July 31, 2002, which includes comparative consolidated interim financial statements (unaudited) and Management's Discussion and Analysis of Operating Performance;

     (c) the Bank's Material Change Report dated November 13, 2002 concerning a reorganization of its corporate lending business and certain loan loss provisions for the quarter ended October 31, 2002;

     (d) the Bank's press release dated November 27, 2002 respecting the Bank's financial results for the quarter ended October 31, 2002; and

     (e) the Bank's annual statement (the "Annual Statement") for the year ended October 31, 2002, which includes comparative consolidated audited financial statements and the auditors' report thereon.

     Any documents of the type referred to above (excluding confidential material change reports), all as filed by the Bank with the various securities commissions or similar authorities in Canada pursuant to the requirements of applicable securities legislation, after the date of this Prospectus and prior to the termination of the offering of Securities under any Prospectus Supplement, shall be deemed to be incorporated by reference into this Prospectus. In addition, any similar documents filed on Form 6-K or Form 40-F by the Bank with the SEC, after the date of this Prospectus and prior to the termination of the offering of Securities under any Prospectus Supplement, shall be deemed to be incorporated by reference into this Prospectus, if and to the extent expressly provided in such reports on Form 6-K or Form 40-F.

     Updated earnings coverage ratios, as required, will be filed quarterly with the applicable securities commissions or similar authorities in Canada, either as Prospectus Supplements or as exhibits to the Bank's unaudited interim and audited annual financial statements, and will be deemed to be incorporated by reference into this Prospectus. Where the Bank updates its disclosure of earnings coverage ratios by Prospectus Supplement, the Prospectus Supplement filed with the applicable securities commissions or similar authorities that contains the most recent updated disclosure of earnings coverage ratios will be delivered to all subsequent purchasers of Securities together with this Prospectus.

     Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Executive Vice President, General Counsel and Secretary of The Toronto-Dominion Bank, Toronto Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2 (telephone: (416) 308-6963). For the purpose of the Province of Quebec, this Prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may also be obtained from the Executive Vice President, General Counsel and Secretary of the Bank.

     A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by that Prospectus Supplement unless otherwise expressly provided therein.

     Upon a new Annual Information Form and the related Annual Report (including the annual financial statements together with the auditors' report thereon and management's discussion and analysis contained therein) being filed by the Bank with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous Annual Information Form, the previous Annual Report (including the annual financial statements together with the auditors' report thereon and management's discussion and analysis contained therein) and all interim financial statements, material change reports, and information circulars filed prior to the commencement of the Bank's financial year in which the new Annual Information Form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

                              AVAILABLE INFORMATION

     The Bank is subject to the informational requirements of the U.S. SECURITIES EXCHANGE ACT OF 1934, as amended, and in accordance therewith files reports and other information with the SEC. Such reports and other information filed by the Bank may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Prospective investors may call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference facilities. The SEC also maintains a website, at http://www.sec.gov, that contains reports and other information filed by the Bank with the SEC on or after October 22, 2002. In addition, such reports and other information concerning the Bank may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, NY 10005.

     The Bank has filed with the SEC a registration statement on Form F-10 under the U.S. SECURITIES ACT OF 1933, as amended, with respect to the Securities. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Bank and the Securities, reference is made to the registration statement and the exhibits thereto, which will be publicly available as described in the preceding paragraph.

                            THE TORONTO-DOMINION BANK

GENERAL

     The Bank, a chartered bank subject to the provisions of the Bank Act, was formed on February 1, 1955 through the amalgamation of The Bank of Toronto (chartered in 1855) and The Dominion Bank (chartered in 1869).

     As at October 31, 2002 the Bank was the third largest Canadian bank in terms of total assets, with approximately $278 billion of total assets. The Bank offers a full range of financial services and products to approximately 13 million customers in Canada and around the world through the Bank and its subsidiaries. The Bank is organized into three key businesses: personal and commercial banking including TD Canada Trust; wealth management including the global operations of TD Waterhouse; and a leading wholesale bank, TD Securities, operating in over 20 locations in key financial centers around the globe.

     The Bank's head office and registered office are located in the Toronto Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2.

     The ownership by the Bank, either directly or through its subsidiaries, of the voting and non-voting securities of its principal subsidiaries is set out on pages 39 and 40 of the Annual Statement.

     Certain information regarding the Bank is incorporated by reference into this Prospectus. See "Documents Incorporated by Reference".

RECENT DEVELOPMENTS

     On November 4, 2002, the Bank announced that it will split its corporate lending business into "core" business, which the Bank intends to continue, and "non-core" business which the Bank intends to exit. The Bank also announced that it will increase its loan loss provisions for the quarter ended October 31, 2002 from $175 million to $300 million and that it will take a one-time provision of $600 million in the quarter.

                       DESCRIPTION OF THE DEBT SECURITIES

     The following is a summary of the material attributes and characteristics of the subordinated indebtedness of the Bank evidenced by the Debt Securities, which does not purport to be complete. Reference is made to the Trust Indenture referred to below for the full text of such attributes and characteristics. A copy of the Trust Indenture may be obtained on request from the Executive Vice President, General Counsel and Secretary of the Bank at the following address:
Toronto Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, Canada, M5K 1A2 (telephone: (416) 308-6963).

GENERAL

     The Debt Securities will be issued as one or more series of debentures pursuant to the provisions of a trust indenture dated as of May 2, 1967 between the Bank and Canada Permanent Trust Company (now Computershare Trust Company of Canada) as trustee (the "Trustee"), as supplemented from time to time (including by supplemental indentures to be entered into with respect to each offering of Debt Securities) (collectively, the "Trust Indenture"). The aggregate principal amount of debentures (including the Debt Securities) that may be issued under the Trust Indenture is unlimited. In addition, the Bank may offer Debt Securities by way of another trust indenture, the terms of which would be described in the Prospectus Supplement relating to such offering of Debt Securities.

STATUS AND SUBORDINATION

     The Debt Securities will be direct unsecured obligations of the Bank, constituting subordinated indebtedness for the purposes of the Bank Act, ranking at least equally with other subordinated indebtedness of the Bank from time to time issued and outstanding. In the event of the insolvency or winding-up of the Bank, the indebtedness evidenced by debentures issued by the Bank, including the Debt Securities, will be subordinate in right of payment to the prior payment in full of the deposit liabilities of the Bank and all other liabilities of the Bank except liabilities which by their terms rank in right of payment equally with or subordinate to indebtedness evidenced by such debentures.

     THE DEBT SECURITIES WILL NOT BE DEPOSITS INSURED UNDER THE CANADA DEPOSIT INSURANCE CORPORATION ACT (CANADA) OR BY THE U.S. FEDERAL DEPOSIT INSURANCE CORPORATION.

SPECIFIC VARIABLE TERMS

     The specific variable terms of any offering of Debt Securities (including, where applicable and without limitation, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit, the issue and delivery date, the maturity date, the issue price, the interest rate (either fixed or floating and, if floating, the manner of calculation thereof), the interest payment date(s), any redemption, conversion, exchange, sinking fund or repurchase provisions, the name of any Investment Dealer, the compensation payable to any Investment Dealer, the method of distribution, the form (either global book-entry form or certificated form) and the proceeds to the Bank) will be set forth in the Prospectus Supplement that will accompany this Prospectus. The Bank reserves the right to set forth in a Prospectus Supplement specific variable terms of any offering of Debt Securities which are not within the options and parameters set forth in this Prospectus.

COVENANT

     The Trust Indenture provides that the Bank will not create, issue or incur any indebtedness subordinate in right of payment to the deposit liabilities of the Bank which, in the event of the insolvency or winding-up of the Bank, would rank prior in right of payment to the Debt Securities.

EVENTS OF DEFAULT

     The Trust Indenture provides that an event of default in respect of the Debt Securities will occur only if the Bank becomes insolvent or bankrupt or resolves to wind-up or liquidate or is ordered wound-up or liquidated. If an event of default has occurred and is continuing, the Trustee may, in its discretion and shall upon the request of holders of not less than one-quarter in principal amount of a series of Debt Securities then outstanding under the Trust Indenture, declare the principal of and interest on all outstanding Debt Securities of such series to be immediately due and payable. There will be no right of acceleration in the case of a default in the payment of interest or a default in the performance of any other covenant of the Bank in the Trust Indenture, although a legal action could be brought to enforce such covenant.

FORM

     Unless otherwise specified in the applicable Prospectus Supplement, each offering of Debt Securities will be issued in "book-entry only" form. See "Book-Entry Only Securities".


MODIFICATION

     The Trust Indenture and the rights of the holders of debentures issued pursuant to the Trust Indenture, including the Debt Securities, may in certain circumstances be modified, if authorized by extraordinary resolution. For that purpose, among others, the Trust Indenture contains provisions making extraordinary resolutions binding upon all holders of debentures. "Extraordinary resolution" is defined, in effect, as a resolution passed at a meeting of holders of the debentures by the favourable votes of the holders of not less than 66-2/3% of the principal amount of debentures voted on the resolution at such meeting at which a quorum, as specified in the Trust Indenture, is present, or as a resolution contained in one or more instruments in writing signed by the holders of not less than 66-2/3% of the principal amount of the then outstanding debentures. Provision is made in the Trust Indenture for additional approval by the same percentage of the holders of a series of debentures if the rights of the holders of such series are affected in a manner or to an extent substantially different from those of other series.

HOLDERS' RIGHTS

     Rights of a holder of a Debt Security represented by a global certificate, including voting rights, must be exercised through a Participant in accordance with the rules and procedures of CDS or DTC (each as defined below), as applicable. See "Book-Entry Only Securities".

ADDITIONAL SUBORDINATED INDEBTEDNESS

     The Trust Indenture does not contain any restriction on the aggregate amount of subordinated indebtedness which may be issued thereunder.

GOVERNING LAW

     The Trust Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

                          DESCRIPTION OF COMMON SHARES

     The authorized common share capital of the Bank consists of an unlimited number of Common Shares without nominal or par value, of which 645,399,134 were outstanding as at October 31, 2002. The holders of Common Shares are entitled to vote at all meetings of the shareholders of the Bank except meetings at which only holders of a specified class or series of shares are entitled to vote. The holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of the Bank, subject to the preference of the holders of the preferred shares (including the Preferred Shares) of the Bank. After payment to the holders of the preferred shares of the Bank of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of Common Shares shall be entitled to receive the remaining property of the Bank upon the liquidation, dissolution or winding-up thereof.

                         DESCRIPTION OF PREFERRED SHARES

     The following describes certain general terms and provisions of the Preferred Shares. The particular terms and provisions of a series of Preferred Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

ISSUABLE IN SERIES

     The Preferred Shares may be issued from time to time, in one or more series, with such rights, privileges, restrictions and conditions as the Board of Directors of the Bank may determine. Currently, there are 7,000,000 Preferred Shares, Series G, 9,000,000 Preferred Shares, Series H, 16,065 Preferred Shares, Series I, 16,383,935 Preferred Shares, Series J, 6,000,000 Preferred Shares, Series K and 2,000,000 Preferred Shares, Series L, outstanding.

PRIORITY

     The Preferred Shares rank prior to the Common Shares and to any other shares of the Bank ranking junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank. Each series of Preferred Shares ranks on a parity with every other series of Preferred Shares.

RESTRICTION

     Pursuant to the Bank Act, the approval of the holders of the Preferred Shares is required for the creation of any class of shares ranking prior to or on a parity with the Preferred Shares.

AMENDMENT OF CLASS PROVISIONS

     Approval by by-law of amendments to the provisions of the Preferred Shares as a class may be given in writing by the holders of all the outstanding Preferred Shares or by a resolution carried by an affirmative vote of at least two-thirds of the votes cast at a meeting at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the shareholders then present or represented by proxy may transact the business for which the meeting was originally called.

PRIORITY ON LIQUIDATION, DISSOLUTION OR WINDING-UP

     In the event of the liquidation, dissolution or winding-up of the Bank, before any amounts shall be paid to or any assets distributed among the holders of the Common Shares or shares of any other class of the Bank ranking junior to the Preferred Shares, the holder of a Preferred Share of a series shall be entitled to receive to the extent provided for with respect to such Preferred Shares by the conditions attaching to such series: (i) an amount equal to the amount paid up thereon; (ii) such premium, if any, as has been provided for with respect to the Preferred Shares of such series; and (iii) all unpaid cumulative dividends, if any, on such Preferred Shares and, in the case of non-cumulative Preferred Shares, all declared and unpaid non-cumulative dividends. After payment to the holders of the Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Bank. Each series of Preferred Shares ranks on a parity with every other series of Preferred Shares.

VOTING RIGHTS

     There are no voting rights attaching to the Preferred Shares except to the extent provided in any series or by the Bank Act.

CREATION AND ISSUE OF ADDITIONAL SHARES

     The Bank shall not, without the prior approval of the holders of the Preferred Shares, create or issue any shares ranking in priority to or on a parity with the Preferred Shares or any additional series of Preferred Shares unless all cumulative dividends and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment.

                           BOOK-ENTRY ONLY SECURITIES

     THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED

     Securities issued in "book-entry only" form must be purchased, transferred or redeemed through participants ("Participants") in the depository service of The Canadian Depository for Securities Limited or a successor (collectively, "CDS") or its nominee, except that Securities issued in the United States generally must be purchased, transferred or redeemed through the facilities of the Depository Trust Company, or a successor (collectively, "DTC"), as described below. Each of the Investment Dealers named in an accompanying Prospectus Supplement will be a Participant. On the closing of a book-entry only offering, the Bank will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, CDS or its nominee. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from the Bank or CDS evidencing that purchaser's ownership thereof, and no purchaser will be shown on the records maintained by CDS except through a book-entry account of a Participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the Investment Dealer from which the Securities are purchased in accordance with the practices and procedures of that Investment Dealer. The practices of Investment Dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

     CDS will be responsible for establishing and maintaining book-entry accounts for its Participants having interests in the Securities. If (i) the book-entry only system ceases to exist, (ii) the Bank determines that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Bank is unable to locate a qualified successor, or (iii) the Bank at its option elects, or is required by applicable law or the rules of any securities exchange, to withdraw the Securities from the book-entry only system, then physical certificates representing the Securities will be issued to holders thereof or their nominees.

TRANSFERS

     Transfers of ownership of Securities will be effected only through records maintained by CDS for such Securities with respect to interests of Participants and on the records of Participants with respect to interests of persons other than Participants. Holders of Securities who are not Participants, but who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities, may do so only through Participants. The ability of a holder to pledge Securities or otherwise take action with respect to such holder's interest in Securities (other than through a Participant) may be limited due to the lack of a physical certificate.

PAYMENTS AND DELIVERIES

     The Bank will make, or cause to be made, payments of principal, redemption price, if any, dividends and interest, as applicable, on Securities to CDS as the registered holder of the Securities and the Bank understands that the payment will be forwarded by CDS to Participants in accordance with the customary practices and procedures of

CDS. As long as CDS is the registered owner of the Securities, CDS will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. As long as the Securities are held in the CDS book-entry only system, the responsibility and liability of the Bank in respect of the Securities is limited to making payments of principal, redemption price, if any, dividends and interest, as applicable, on the Securities to CDS or its nominee, as registered holder of the Securities. The Bank expects that CDS or its nominee, upon receipt of any payment in respect of Securities, will credit Participants' accounts in amounts proportionate to their respective interests in the principal amount of such Securities as shown on the records of CDS or its nominee in accordance with the customary practices and procedures of CDS. The Bank also expects that payments by Participants to the owners of beneficial interests in Securities held through such Participants will be governed by standing instructions and customary practices, and will be the responsibility of such Participants. The rules governing CDS provide that it acts as the agent and depository for the Participants. As a result, Participants must look solely to CDS, and persons other than Participants having an interest in Securities must look solely to Participants, for payments or deliveries made by or on behalf of the Bank to CDS in respect of such Securities. None of the Bank, the Investment Dealers or the Trustee (in the case of Debt Securities) will assume liability for (i) any aspect of the records relating to the beneficial ownership of the Securities held by CDS or the payments or deliveries relating thereto, (ii) maintaining, supervising or reviewing any records relating to the Securities or (iii) any advice or representation made by or with respect to CDS relating to the rules governing CDS or any action to be taken by CDS or at the direction of Participants.

DEPOSITORY TRUST COMPANY

     On the closing of a book-entry only offering made in the United States, the Bank will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, DTC or its nominee. Purchasers of such Securities may only hold interests in the global certificates through DTC if they are participants in the DTC system (also referred to in this Prospectus as "Participants"). Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC. DTC will maintain accounts showing the Security holdings of its Participants, and these Participants will in turn maintain accounts showing the Security holdings of their customers. Some of these customers may themselves be intermediaries holding Securities for their customers. Thus, each beneficial owner of a book-entry Security will hold that Security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The Securities of each beneficial owner of a book-entry Security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the Securities will generally not be entitled to have the Securities represented by the global securities registered in its name and will not be considered the owner under the Trust Indenture. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of Securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry interests in the Securities.

     A beneficial owner of book-entry Securities represented by a global security held by DTC or its nominee will have its Securities exchanged for definitive (paper) Securities only if: (i) the book-entry only system ceases to exist in the U.S., (ii) the Bank determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Bank is unable to locate a qualified successor in the U.S., or (iii) the Bank at its option elects, or is required by applicable law or the rules of the SEC, to withdraw the Securities from the book-entry only system in the U.S.

     Unless otherwise specified in the applicable Prospectus Supplement, any global Security that is exchangeable will be exchangeable in whole for definitive Securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the Securities. DTC may base its written instruction upon directions it receives from its Participants.

     In this Prospectus, for book-entry Securities held through DTC, references to actions taken by Security holders will mean actions taken by DTC upon instructions from its Participants, and references to payments and notices of redemption to Security holders will mean payments and notices of redemption to DTC as the registered holder of the Securities for distribution to its Participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section17A of the U.S. Securities Exchange Act of 1934. The rules applicable to DTC and its Participants are on file with the SEC.

     The Bank will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry Securities held through DTC or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests held through DTC.

         BANK ACT RESTRICTIONS AND RESTRICTIONS ON PAYMENT OF DIVIDENDS

     The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. The following is a summary of such restrictions. No person shall be a major shareholder of a bank if the bank has equity of $5 billion or more (which would include the Bank). A person is a major shareholder of a bank where: (i) the aggregate of shares of any class of voting shares owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of that class of voting shares; or
(ii) the aggregate of shares of any class of non-voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of that class of non-voting shares. No person shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance (Canada). For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. Purchasers of Securities (and Participants) may be required to furnish declarations relating to ownership (and ownership by clients of such Participants) in a form prescribed by the Bank.

     Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including the Preferred Shares, unless the consent of the Superintendent of Financial Institutions (Canada) (the "Superintendent") has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the Bank Act requirement to maintain, in relation to its operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of the Superintendent in relation thereto.

     In addition to the foregoing restriction, the Bank Act prohibits the Bank from declaring or paying a dividend in any financial year without the approval of the Superintendent if on the day the dividend is declared, the total of all dividends declared by the Bank in that year would exceed the aggregate of: (i) the Bank's net income up to that day in that year; and (ii) its retained net income for the preceding two financial years.

     The Bank's ability to pay dividends on the Common Shares or Preferred Shares is also restricted in the event that either TD Capital Trust or TD Capital Trust II (both subsidiaries of the Bank) fails to pay semi-annual distributions in full to holders of TD Capital Trust Securities or TD Capital Trust II Securities, respectively.

                                EARNINGS COVERAGE

     The following earnings coverage ratios do not reflect the issuance of any Securities under this Prospectus.

     The Bank's interest requirements on all subordinated notes and debentures, after adjustment for new issues and retirement of subordinated debt, amounted to $286 million for the year ended October 31, 2002. The Bank reported a net loss, before interest on subordinated debt and income tax, of $234 million for the year ended October 31, 2002, and accordingly did not provide interest coverage on its subordinated notes and debentures. On an operating cash basis, the Bank's interest requirements on all subordinated notes and debentures, after adjustment for new issues and retirement of subordinated debt, amounted to $286 million and the Bank's operating cash basis net income before interest on subordinated debt and income tax was $724 million which was 2.5 times its interest requirement for this period. Operating cash basis results exclude the gain of the sale of the mutual fund record keeping and custody business in 2002, restructuring costs related to acquisitions and significant business restructuring initiatives (TD Securities in 2001, TD Waterhouse Group, Inc. in 2001, the acquisition of Newcrest in 2001 and the acquisition of Canada Trust in 2000), the effects of future tax rate reductions on future tax balances in 2001 and the effect of real estate gains and general provision increases in 2001. These restructuring costs and special items are transactions that are not part of the Bank's normal daily business operations and are therefore not indicative of trends. In addition, cash-basis results exclude non-cash charges related to goodwill and identified intangible amortization. As explained, operating cash basis results are different from reported results determined in accordance with generally accepted accounting principles (GAAP). The term "operating cash basis results" is not a defined term under GAAP, and therefore may not be comparable to similar terms used by other issuers.

                              PLAN OF DISTRIBUTION

     The Bank may sell Securities to or through underwriters or dealers purchasing as principal, and also may sell Securities to one or more purchasers directly or through agents. Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

     A Prospectus Supplement will set forth the terms of any offering of Securities, including the name or names of any Investment Dealers, the initial public offering price, the proceeds to the Bank, any underwriting discount or commission to be paid to any Investment Dealers and any discounts, concessions or commissions allowed or reallowed or paid by any Investment Dealers to other investment dealers.

     The Securities may be sold directly by the Bank at such prices and upon such terms as agreed to by the Bank and the purchaser or through agents designated by the Bank from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Bank to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any agent is acting on a best efforts basis for the period of its appointment.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased.

     Any public offering price and any discounts or concessions allowed or re-allowed or paid to Investment Dealers may be changed from time to time. The Bank may agree to pay the Investment Dealers a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission will be paid out of the general corporate funds of the Bank. Investment Dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Bank to indemnification by the Bank against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such Investment Dealers may be required to make in respect thereof.

     In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the Investment Dealers may over-allot or effect transactions which stabilize or maintain the market price of the

Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time.

     This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of the Bank in connection with offers and sales related to secondary market transactions in the Securities in the United States. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

                                  RISK FACTORS

     Investment in the Securities is subject to various risks including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any Securities, investors should consider carefully the risks set out herein and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a Prospectus Supplement relating to a specific offering of Securities. Prospective investors should consider the categories of risks identified and discussed in the Management's Discussion and Analysis of Operating Performance of the Bank incorporated herein by reference including credit risk, market risk, liquidity risk, operational risk and those related to general economic conditions.

                                 USE OF PROCEEDS

     Unless otherwise specified in a Prospectus Supplement, the net proceeds to the Bank from the sale of the Securities will be added to the general funds of the Bank and utilized for general banking purposes.

                                  LEGAL MATTERS

     Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the Securities offered by a Prospectus Supplement will be passed upon by McCarthy Tetrault LLP and, with respect to Securities offered in the United States, Simpson Thacher & Bartlett, on behalf of the Bank. As at the date hereof, partners, counsel and associates of McCarthy Tetrault LLP and Simpson Thacher & Bartlett beneficially owned, directly or indirectly, less than 1% of any issued and outstanding securities of the Bank or any associates or affiliates of the Bank. A partner of McCarthy Tetrault LLP is an officer of various affiliates of the Bank through which the Bank administers certain of its real estate investments.

                           DOCUMENTS FILED AS PART OF
                           THE REGISTRATION STATEMENT

     The following documents have been filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents listed in (a) - (e) under "Documents Incorporated by Reference"; the Trust Indenture; consents of Ernst & Young LLP, KPMG LLP and PricewaterhouseCoopers LLP; letters of Ernst & Young LLP and PricewaterhouseCoopers LLP with respect to certain financial information as filed with the Canadian securities regulatory authorities; and Powers of Attorney.

                                     PART II

                    INFORMATION NOT REQUIRED TO BE DELIVERED
                            TO OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The By-laws of the Registrant provide that subject to the limitations contained in the BANK ACT Canada (the "Bank Act"), but without limit to the right of the Registrant to indemnify any person under the Bank Act or otherwise, the Registrant shall indemnify a director or officer or a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Registrant or such body corporate if: (i) such person acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable ground for believing that such person's conduct was lawful. These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

          Insofar as indemnification for liabilities arising under the U.S. SECURITIES ACT OF 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXHIBITS

EXHIBIT NUMBER      DESCRIPTION

4.1                 Annual Information Form of the Registrant dated February 26,
                    2002.

4.2 Annual Report to Shareholders of the Registrant for the year ended October 31, 2001.

4.3                 Management Proxy Circular of the Registrant dated January
                    28, 2002.

4.4 Third Quarter Report to Shareholders of the Registrant for the nine months ended July 31, 2002.

4.5 Material Change Report of the Registrant dated November 13, 2002 concerning a reorganization of its corporate lending business and certain loan loss provisions for the quarter ended October 31, 2002 (incorporated by reference to the Registrant's Report on Form 6-K filed with the SEC on November 13, 2002).

4.6 Press release of the Registrant dated November 27, 2002 respecting the Registrant's financial results for the quarter ended October 31, 2002 (incorporated by reference to the Registrant's Report on Form 6-K filed with the SEC on November 27, 2002).

4.7 Annual Statement of the Registrant for the year ended October 31, 2002 (incorporated by reference to the Registrant's Report on Form 6-K filed with the SEC on December 6, 2002).

4.8                 Comfort Letter of Ernst & Young LLP and
                    PricewaterhouseCoopers LLP regarding unaudited interim financial statements of the Registrant addressed to the Canadian securities regulatory authorities.

5.1                 Consent of Ernst & Young LLP.

5.2                 Consent of Ernst & Young LLP and KPMG LLP.

5.3                 Consent of Ernst & Young LLP and PricewaterhouseCoopers LLP.

5.4 Consent of Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG LLP addressed to the Canadian securities regulatory authorities.

6. Powers of Attorney (included on page III-2 of the registration statement).

7. Trust Indenture, dated as of May 2, 1967 between the Registrant and Canada Permanent Trust Company (now Computershare Trust Company of Canada), as trustee, relating to the Debt Securities registered hereby, and supplements thereto dated January 9, 1989 and July 19, 2001.

                                    PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING.

     The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.  CONSENT TO SERVICE OF PROCESS.

     The Registrant and the Trustee with respect to the Debt Securities registered hereby have each filed with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X with the original filing of this Registration Statement.

                                      III-1

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, country of Canada, on this 16th day of December, 2002.

                                    THE TORONTO-DOMINION BANK


                                    By:       /s/ Christopher A. Montague
                                       -----------------------------------------
                                        Name:  Christopher A. Montague
                                        Title: Executive Vice President, General
                                               Counsel and Secretary

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher A. Montague or, failing him, Peter J. Aust his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the securities of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as any of them deem appropriate in respect of the securities of the Registrant, to any and all amendments, including post-effective amendments, to this Registration Statement, and to any and all instruments and documents filed as part of or in connection with this Registration Statement and any and all amendments thereto, including post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated:

              Signature                                          Title                                 Date
              ---------                                          -----                                 ----

         /s/ A. Charles Baillie                    Chairman, Chief Executive Officer and          December 16, 2002
---------------------------------------                         Director
A. Charles Baillie                                     (Principal Executive Officer)

         /s/ W. Edmund Clark                      President, Chief Operating Officer and          December 16, 2002
---------------------------------------                         Director
W. Edmund Clark

         /s/ Daniel A. Marinangeli             Executive Vice President and Chief Financial       December 16, 2002
---------------------------------------                         Officer
Daniel A. Marinangeli                                  (Principal Financial Officer)

         /s/ Colm J. Freyne                        Vice President and Chief Accountant            December 16, 2002
---------------------------------------               (Principal Accounting Officer)
Colm J. Freyne

                                      III-2

         /s/ Eleanor R. Clitheroe                               Director                          December 16, 2002
---------------------------------------
Eleanor R. Clitheroe

         /s/ Marshall A. Cohen                                  Director                          December 16, 2002
---------------------------------------
Marshall A. Cohen

         /s/ Wendy K. Dobson                                    Director                          December 16, 2002
---------------------------------------
Wendy K. Dobson

         /s/ Darren Entwistle                                   Director                          December 16, 2002
---------------------------------------
Darren Entwistle

         /s/ Henry H. Ketcham                                   Director                          December 16, 2002
---------------------------------------
Henry H. Ketcham

         /s/ Pierre H. Lessard                                  Director                          December 16, 2002
---------------------------------------
Pierre H. Lessard

         /s/ Brian F. MacNeill                                  Director                          December 16, 2002
---------------------------------------
Brian F. MacNeill

         /s/ Roger Phillips                                     Director                          December 16, 2002
---------------------------------------
Roger Phillips

         /s/ Edward S. Rogers                                   Director                          December 16, 2002
---------------------------------------
Edward S. Rogers

         /s/ Helen K. Sinclair                                  Director                          December 16, 2002
---------------------------------------
Helen K. Sinclair

         /s/ Donald R. Sobey                                    Director                          December 16, 2002
---------------------------------------
Donald R. Sobey

         /s/ Michael D. Sopko                                   Director                          December 16, 2002
---------------------------------------
Michael D. Sopko

         /s/ John M. Thompson                                   Director                          December 16, 2002
---------------------------------------
John M. Thompson

         /s/ Richard M. Thomson                                 Director                          December 16, 2002
--------------------------------------------
Richard M. Thomson

         /s/ Victor Huebner                       Authorized Representative in the United States  December 16, 2002
--------------------------------------------
Victor Huebner

                                      III-3

                                    EXHIBITS

4.1       Annual Information Form of the Registrant dated February 26, 2002.

4.2 Annual Report to Shareholders of the Registrant for the year ended October 31, 2001.

4.3       Management Proxy Circular of the Registrant dated January 28, 2002.

4.4 Third Quarter Report to Shareholders of the Registrant for the nine months ended July 31, 2002.

4.5 Material Change Report of the Registrant dated November 13, 2002 concerning a reorganization of its corporate lending business and certain loan loss provisions for the quarter ended October 31, 2002 (incorporated by reference to the Registrant's Report on Form 6-K filed with the SEC on November 13, 2002).

4.6 Press release of the Registrant dated November 27, 2002 respecting the Registrant's financial results for the quarter ended October 31, 2002 (incorporated by reference to the Registrant's Report on Form 6-K filed with the SEC on November 27, 2002).

4.7 Annual Statement of the Registrant for the year ended October 31, 2002 (incorporated by reference to the Registrant's Report on Form 6-K filed with the SEC on December 6, 2002).

4.8 Comfort Letter of Ernst & Young LLP and PricewaterhouseCoopers LLP regarding unaudited interim financial statements of the Registrant addressed to the Canadian securities regulatory authorities.

5.1       Consent of Ernst & Young LLP.

5.2       Consent of Ernst & Young LLP and KPMG LLP.

5.3       Consent of Ernst & Young LLP and PricewaterhouseCoopers LLP.

5.4 Consent of Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG LLP addressed to the Canadian securities regulatory authorities.

6. Powers of Attorney (included on page III-2 of the registration statement).

7. Trust Indenture, dated as of May 2, 1967 between the Registrant and Canada Permanent Trust Company (now Computershare Trust Company of Canada), as trustee, relating to the Debt Securities registered hereby, and supplements thereto dated January 9, 1989 and July 19, 2001.

                                      III-4